UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2006

ICT GROUP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-20807	23-2458937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard

Newtown, Pennsylvania 18940

(Address of principal executive offices)

(267) 685-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 13, 2006 (the “Date of Execution”), ICT Group, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Restated Employment Agreement”) with John J. Brennan, Chief Executive Officer (the “Executive”) of the Company.

The changes in the Restated Employment Agreement as compared with Mr. Brennan’s prior employment agreement include: (i) removal of the automatic renewal provision, (ii) an increase in Mr. Brennan’s base salary to $675,000, (iii) adding a provision that Mr. Brennan’s participation in the Company’s annual incentive program will be discontinued as and when a new long-term incentive program (the “LTIP”) is implemented by the Company and Mr. Brennan elects to participate, and (iv) replacing grants of stock options with grants of restricted stock or restricted stock units.

The Restated Employment Agreement is described in further detail below.

Restated Employment Agreement

The Restated Employment Agreement provides for a three-year term beginning on March 13, 2006. The Restated Employment Agreement contains no automatic renewal provision, but includes a notice and negotiation period at least 210 days before the end of the term. Under the Restated Employment Agreement, Mr. Brennan is eligible to participate in all of the Company’s benefit plans, including the Company’s health insurance plan, life insurance plan, and short- and long-term disability plans. In addition, Mr. Brennan is eligible to participate in any insurance, bonus, stock, equity compensation or benefit plan or program which is offered to any other senior executives of the Company. Specifically, Mr. Brennan may not, however, continue participation in the Company’s annual incentive program once he begins participation in the Company’s LTIP, as and when it is implemented. Mr. Brennan is also eligible to participate in the Company’s ongoing quarterly incentive plan (the “QIP”).

In addition, Mr. Brennan will receive the following specific equity grants under the Company’s 1996 Equity Compensation Plan (collectively, the “Equity Grants”) or a successor plan, if applicable:

1.	Mr. Brennan will receive 100,000 stock units (“Stock Units”) as of the Date of Execution, which will vest 25% per year on each of the first four anniversaries of the Date of Execution, provided that Mr. Brennan is employed by the Company on the relevant anniversary date or is providing service to the Company as a member of the Board or as a consultant. Once Mr. Brennan vests in his Stock Units, he will receive 50% in cash, based on the number of Stock Units vesting on the relevant date, valued at the fair market value of the Company’s stock on the vesting date, and 50% in stock, unless Mr. Brennan has made a valid deferral election under the terms of a Company deferred compensation arrangement. In the event that the amount described in this paragraph is payable to Mr. Brennan at a time when some or all of the amount would be nondeductible under section 162(m) of the Internal Revenue Code, Mr. Brennan will defer 50% of the amount until such time as the deferred amount may be paid without adverse tax consequences to the Company. Mr. Brennan retains the right to determine which form of payment (cash or stock) will be deferred.

2.	Subject to meeting the applicable performance criteria described below, Mr. Brennan will receive 100,000 restricted stock units (“Restricted Stock Units” or “RSUs”) under the LTIP on the first anniversary of the Date of Execution, which will vest 33 1/3% on each of the second, third and

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fourth anniversaries of the Date of Execution, contingent on the Company’s financial performance for the 2006 fiscal year. Mr. Brennan will receive between 25% and 100% of the RSUs based on the pre-tax earnings of the Company as compared to a target contained in the Company’s annual business plan for the 2006 fiscal year (the “2006 Target”). No RSUs will be awarded to Mr. Brennan in the event of attainment of less than 70% of the 2006 Target.

3.	Subject to meeting the applicable performance criteria described below, Mr. Brennan will receive 100,000 Restricted Stock Units under the LTIP on the second anniversary of the Date of Execution, which will vest 50% in each of the third and fourth anniversaries of the Date of Execution, contingent on the Company’s financial performance for the 2007 fiscal year. Mr. Brennan will receive between 25% and 100% of the RSUs based on the pre-tax earnings of the Company as compared to a target contained in the Company’s annual business plan for the 2007 fiscal year (the “2007 Target”). No RSUs will be awarded to Mr. Brennan in the event of attainment of less than 70% of the 2007 Target.

The Company will reimburse Mr. Brennan for actual expenses incurred with regard to personal financial planning, which includes tax and estate and gift planning and tax return preparation, up to a maximum of $25,000 per calendar year and pay all applicable taxes on such compensation. The Restated Employment Agreement provides that the Company will pay certain individual insurance policy premiums (e.g., life, disability) for Mr. Brennan and lease an automobile for Mr. Brennan.

Benefits Provided Upon Termination of Employment

The Restated Employment Agreement with Mr. Brennan also provides for certain benefits in the event of termination of employment. If Mr. Brennan’s employment is terminated due to death, Mr. Brennan’s estate will receive his compensation accrued through his termination date; an amount equal to a prorated portion of his bonus that he would have received in the year of his termination if he had continued to be employed by the Company; a lump sum payment equal to twelve months’ salary. In addition, any amounts credited to Mr. Brennan under the Company’s LTIP and all of the restricted stock or RSUs will fully vest.

In the event that Mr. Brennan terminates his employment for Good Reason, as defined in the Restated Employment Agreement, or if the Company terminates Mr. Brennan’s employment not for Willful Misconduct (as defined in the Restated Employment Agreement) or through non-renewal of the Restated Employment Agreement, the Company will fulfill all of its obligations under the Restated Employment Agreement (including, but not limited to, with regard to salary, bonuses and benefits, but not including the Equity Grants described above) for 36 months after the termination of Mr. Brennan’s employment. In addition, Mr. Brennan will immediately become 100% vested in (i) any amount to his credit under the LTIP, (ii) all Stock Units and Restricted Stock Units and (iii) any other equity or equity based awards that may have been granted to him.

In the event that Mr. Brennan terminates his employment for other than Good Reason, the Company will fulfill all of its obligations under the Restated Employment Agreement (including, but not limited to, with regard to salary, bonuses and benefits but not including Equity Grants described above) for one year after the termination of employment. If Mr. Brennan experiences a Change in Status (as defined in the Restated Employment Agreement), he will continue to vest in all amounts credited under the LTIP, in all Equity Grants and in any other equity or equity based awards that have been granted to him. Upon a Change in Status, Mr. Brennan will be entitled to receive the Equity Grants for the year in which his Change of Status occurs if he has completed at least six months of service as the Chief Executive Officer

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during such year, with such Equity Grants to be prorated to reflect a partial year of service. Additionally, if Mr. Brennan has served as the Company’s Chief Executive Officer for at least one full year of an LTIP performance period prior to the Change in Status, he will be entitled to earn the remainder of the LTIP award for that performance period as if he had remained employed by the Company for the entire performance period.

In the event that the Company terminates Mr. Brennan’s employment for Willful Misconduct, the Company will have no further obligations or liabilities to Mr. Brennan after his termination.

A copy of the Restated Employment Agreement with Mr. Brennan is attached hereto as Exhibit No. 99, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The Restated Employment Agreement discussed in Item 1.01 above between the Company and Mr. Brennan incorporates the provisions of and supersedes (as of March 13, 2006) any existing employment agreements between the Company and Mr. Brennan.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is being furnished with this report

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Exhibit Number	Exhibit Title
99	Employment Agreement, dated and effective as of March 13, 2006 between the Company and John J. Brennan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ John J. Brennan
President and Chief Executive Officer

Dated: March 17, 2006

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
99	Employment Agreement, dated and effective as of March 13, 2006 between the Company and John J. Brennan.